Ariel Investment Trust

Question 77 O

Period October 1, 2003 through September 30, 2004

Name of Issuer:  Capital One Prime Auto Receivables
Date of Offering:  1/21/2004
Date of Purchase:  1/21/2004
Underwriter from whom purchased:  Deutsche Bank
Affiliated Underwriter in the syndicate:  Lehman Brothers
Aggregate principal amount of purchase: Ariel Premier Bond Fund - $30,875,000 Aggregate principal amount of offering: $850 million
Purchase price (net of fees and expenses):  100.000
Commission, spread or profit:  .12%

Name of Issuer:  Pacific Gas and Electric 6.05% due 2034
Date of Offering:  3/18/2004
Date of Purchase:  3/18/2004
Underwriter from whom purchased:  UBS
Affiliated Underwriter in the syndicate:  Lehman Brothers.
Aggregate principal amount of purchase: Ariel Premier Bond Fund - $40,000,000 Aggregate principal amount of offering: $6,700 million
Purchase price (net of fees and expenses):  99.512
Commission, spread or profit:  .875%

Name of Issuer:  Pacific Gas and Electric  4.8% due 2014
Date of Offering:  3/18/2004
Date of Purchase:  3/18/2004
Underwriter from whom purchased: UBS
Affiliated Underwriter in the syndicate:  Lehman Brothers
Aggregate principal amount of purchase: Ariel Premier Bond Fund - $10,000,000 Aggregate principal amount of offering: $6,700 million
Purchase price (net of fees and expenses):  99.847
Commission, spread or profit:  .65%

Name of Issuer:  International Paper
Date of Offering:  3/15/2004
Date of Purchase:  3/15/2004
Underwriter from whom purchased:  Morgan Stanley
Affiliated Underwriter in the syndicate:  Lehman Brothers
Aggregate principal amount of purchase: Ariel Premier Bond Fund - $30,000,000 Aggregate principal amount of offering: $1,000 million
Purchase price (net of fees and expenses):  99.913
Commission, spread or profit:  .6125%

Name of Issuer:  SLM Student Loan 2004-A A1
Date of Offering:  3/16/2004
Date of Purchase:  3/16/2004
Underwriter from whom purchased:  Merrill Lynch
Affiliated Underwriter in the syndicate:  Lehman Brothers
Aggregate principal amount of purchase: Ariel Premier Bond Fund - $515,000 Aggregate principal amount of offering: $1,330 million
Purchase price (net of fees and expenses):  100.000
Commission, spread or profit:  .15%

Name of Issuer:  Holmes Financing PLC
Date of Offering:  3/23/2004
Date of Purchase:  3/23/2004
Underwriter from whom purchased:  Barclays Capital
Affiliated Underwriter in the syndicate:  Lehman Brothers
Aggregate principal amount of purchase: Ariel Premier Bond Fund $465,000 Aggregate principal amount of offering: $6,247 million
Purchase price (net of fees and expenses):  100.000
Commission, spread or profit:  .25%

Name of Issuer:  Permanent Financing PLC Perma 4 2A
Date of Offering:  3/1/2004
Date of Purchase:  3/1/2004
Underwriter from whom purchased:  UBS Warburg
Affiliated Underwriter in the syndicate:  Lehman Brothers
Aggregate principal amount of purchase: Ariel Premier Bond Fund $600,000 Aggregate principal amount of offering: 30,004 million GBP
Purchase price (net of fees and expenses):  100.000
Commission, spread or profit:  20,000 GBP Fixed Rate for co-manager

Name of Issuer:  Permanent Financing PLC Perma 4 2C
Date of Offering:  3/1/2004
Date of Purchase:  3/1/2004
Underwriter from whom purchased:  UBS Warburg
Affiliated Underwriter in the syndicate:  Lehman Brothers
Aggregate principal amount of purchase: Ariel Premier Bond Fund $655,000 Aggregate principal amount of offering: 30,004 million GBP
Purchase price (net of fees and expenses):  100.000
Commission, spread or profit: 20,000 GBP Fixed Rate for co-manager

Name of Issuer:  Chase Manhattan Auto Owner Trust 2003-C
Date of Offering:  12/9/2003
Date of Purchase:  12/9/2003
Underwriter from whom purchased:  J.P. Morgan
Affiliated Underwriter in the syndicate:  Lehman Brothers
Aggregate principal amount of purchase: Ariel Premier Bond Fund $10,000,000 Aggregate principal amount of offering: $1,000 million
Purchase price (net of fees and expenses):  99.973
Commission, spread or profit:  .15%

Name of Issuer:  Harrahs Operating Co.
Date of Offering:  6/22/2004
Date of Purchase:  6/22/2004
Underwriter from whom purchased:  J.P. Morgan
Affiliated Underwriter in the syndicate:  Lehman Brothers
Aggregate principal amount of purchase: Ariel Premier Bond Fund $560,000 Aggregate principal amount of offering: $750 million
Purchase price (net of fees and expenses):  99.142
Commission, spread or profit:  6.10

Name of Issuer:  Granite
Date of Offering:  9/15/2004
Date of Purchase:  9/13/2004
Underwriter from whom purchased:  Deutsche Bank
Affiliated Underwriter in the syndicate:  Lehman Brothers
Aggregate principal amount of purchase: Ariel Premier Bond Fund $75,000 Aggregate principal amount of offering: $1,271 million
Purchase price (net of fees and expenses):  100.
Commission, spread or profit:  .18%

Name of Issuer:  Granite
Date of Offering:  9/15/2004
Date of Purchase:  9/15/2004
Underwriter from whom purchased:  Deutsche Bank
Affiliated Underwriter in the syndicate:  Lehman Brothers
Aggregate principal amount of purchase: Ariel Premier Bond Fund $75,000 Aggregate principal amount of offering: $1,271 million
Purchase price (net of fees and expenses):  100.
Commission, spread or profit:  .0405%

Name of Issuer:  SBC Communications Inc
Date of Offering:  8/11/2004
Date of Purchase:  8/11/2004
Underwriter from whom purchased:  Goldman Sachs
Affiliated Underwriter in the syndicate:  Lehman Brothers
Aggregate principal amount of purchase: Ariel Premier Bond Fund $47,500 Aggregate principal amount of offering: $1,500 million
Purchase price (net of fees and expenses):  99.749
Commission, spread or profit:  .875%